As filed with the Securities and Exchange Commission on December 3, 2002
                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            INFORMATION HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                          06-1518007
             --------                                          ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                          2777 Summer Street, Suite 209
                           Stamford, Connecticut 06905
                           ---------------------------
          (Address, including zip code, of principal executive offices)


                Information Holdings Inc. 1998 Stock Option Plan
                            (Full title of the plan)


                                 Mason P. Slaine
                      President and Chief Executive Officer
                            Information Holdings Inc.
                          2777 Summer Street, Suite 209
                           Stamford, Connecticut 06905
                                 (203) 961-9106
            ---------------------------------------------------------
            (Name, address and telephone number (including area code)
                              of agent for service)
                              ---------------------
                                    COPY TO:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed         Proposed
Title of           Amount to be      maximum          maximum         Amount of
securities to be    registered   offering price      aggregate      registration
registered              (1)       per share (2)   offering price(2)      fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value       500,000        $15.47        $7,735,000.00      $711.62
per share
--------------------------------------------------------------------------------

(1) This Registration Statement covers an additional 500,000 shares authorized to be offered and sold under the Information Holdings Inc. 1998 Stock Option Plan, as amended (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices reported on the New York Stock Exchange on November 26, 2002.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Information Holdings Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed pursuant to the Exchange Act.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, filed pursuant to the Exchange Act.

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, filed pursuant to the Exchange Act.

     (e) The Company's Current Report on Form 8-K and the Company's Amendment to the Current Report on Form 8-K/A, filed pursuant to the Exchange Act on January 10, 2002 and March 12, 2002, respectively.

     (f) The Company's Current Report on Form 8-K, filed pursuant to the Exchange Act on October 8, 2002.

     (g) The Company's Current Report on Form 8-K, filed pursuant to the Exchange Act on October 29, 2002.

     (h) The Company's Registration Statement on Form S-8 (Registration No. 333-69024), filed under the Securities Act on September 6, 2001.

     (i) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A, filed on August 4, 1998, pursuant to the Exchange Act, and contained in the Registration Statement on Form S-1 (Registration No. 333-56665), filed on August 4, 1998, as amended.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. EXHIBITS

Exhibit No.
-----------

   5 Opinion of Willkie Farr & Gallagher as to the legality of the shares of Common Stock to be originally issued pursuant to the Plan.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24          Power of Attorney (reference is made to the signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 3rd day of December, 2002.

                                        INFORMATION HOLDINGS INC.

                                        By: /s/ Vincent A. Chippari
                                            ------------------------------
                                            Vincent A. Chippari
                                            Executive Vice President
                                            and Chief Financial Officer

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mason P. Slaine and Vincent A. Chippari and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                        Title                     Date
           ---------                        -----                     ----

/s/ Mason P. Slaine
-------------------------
Mason P. Slaine                 President, Chief Executive     November 15, 2002
                                Officer and Director
                                (Principal Executive
                                Officer)

/s/ Vincent A. Chippari
-------------------------
Vincent A. Chippari             Executive Vice President       November 15, 2002
                                and Chief Financial
                                Officer (Principal
                                Accounting and Financial
                                Officer)

/s/ Michael E. Danziger
-------------------------
Michael E. Danziger             Director                       November 15, 2002

/s/ David R. Haas
-------------------------
David R. Haas                   Director                       November 15, 2002

/s/ Sidney Lapidus
-------------------------
Sidney Lapidus                  Director                       November 15, 2002

/s/ John Vogelstein
-------------------------
John Vogelstein                 Director                       November 15, 2002

                                  EXHIBIT INDEX



 Exhibit No.                          Description
 -----------                          -----------

   5 Opinion of Willkie Farr & Gallagher as to the legality of the shares of Common Stock to be originally issued pursuant to the Plan.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24          Power of Attorney (reference is made to the signature page).